SCHEDULE 14A
                                 (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No. )


Filed by the Registrant    [X]
Filed by a party other than the Registrant   [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement           [ ]  Confidential, for Use of the
[X]  Definitive Proxy Statement                 Commission Only (as permitted by
[ ]  Definitive Additional Materials            Rule 14a-6(e)(2))
[ ]  Soliciting Material Pursuant to
     Rule 14a-11(c) or Rule 14a-12


                         HEALTHY PLANET PRODUCTS, INC.
            ------------------------------------------------
            (Name of Registrant as Specified in Its Charter)


  ------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of filing fee (Check the appropriate box):

[X] No fee required.

[ ] $125 per Exchange Act Rule  0-11(c)(1)(ii),  14a-6(i)(1),or  14a-6(i)(2)  of
    Schedule 14A.

[ ] $500 per  each  party  to the  controversy  pursuant  to  Exchange  Act Rule
    14a-6(i)(3).

[ ] Fee computed on table below per Exchange Act rules 14a-6(i)(4) and 0-11.

(1)  Title of each class of securities to which transactions applies:

--------------------------------------------------------------------------------

(2)  Aggregate number of securities to which transactions applies:

--------------------------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

(4)   Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

(5)   Total fee paid:

--------------------------------------------------------------------------------

[ ]   Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)   Amount previously paid:

--------------------------------------------------------------------------------

(2)   Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

(3)  Filing party:

--------------------------------------------------------------------------------

(4)  Date filed:

--------------------------------------------------------------------------------

                         HEALTHY PLANET PRODUCTS, INC.
                             1700 Corporate Circle
                           Petaluma, California 94954



                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         To Be Held on August 5, 1998



To the Stockholders of
HEALTHY PLANET PRODUCTS, INC.


     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of HEALTHY PLANET PRODUCTS, INC. (the "Company") will be held at the Company's offices located at 1700 Corporate Circle Petaluma, California, 94954 on August 5, 1998 at 10:00 a.m., California time, for the following purposes:

       (1) To elect two (2) Class 1 Directors to serve for a term of three (3) years and until a successor has been duly elected and qualified;

       (2) To transact such other business as may properly be brought before the meeting or any adjournment thereof.


     The close of business on June 16, 1998 has been fixed as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof.


     Enclosed are a Proxy Statement, a Proxy and a self-addressed envelope in which to return the Proxy. You are cordially invited to attend the Annual Meeting. Whether or not you plan to attend, please complete, date and sign the accompanying Proxy and return it promptly in the enclosed envelope to assure that your shares are represented at the Annual Meeting. If you do attend, you may revoke any prior Proxy and vote your shares in person if you wish to do so. Any prior Proxy will automatically be revoked if you execute the accompanying Proxy or if you notify the Secretary of the Company, in writing, prior to the Annual Meeting of Stockholders.



                                        By Order of the Board of Directors


                                        ANTONIO SANTIAGO,
                                        Secretary


Dated: June 23, 1998



     WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

                         HEALTHY PLANET PRODUCTS, INC.
                             1700 Corporate Circle
                           Petaluma, California 94954


                                PROXY STATEMENT

                                      FOR

                        Annual Meeting of Stockholders
                         To Be Held on August 5, 1998


     This Proxy Statement and the accompanying form of Proxy have been mailed on or about June 23 1998 to the holders of the Common Stock and Series D Preferred Stock of record on June 16, 1998 of HEALTHY PLANET PRODUCTS, INC., INC., a Delaware corporation (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at the Company's office on August 5, 1998 and at any adjournment thereof.


               SOLICITATION, VOTING AND REVOCABILITY OF PROXIES

     On June 16, 1998 (the "Record Date") there were 2,282,368 shares of Common Stock, par value $.01 per share, issued and outstanding and 31,335 shares of Series D Preferred Stock, par value $.10 per share, issued and outstanding. Only holders of Common Stock and Series D Preferred Stock of record at the close of business on the Record Date are entitled to receive notice of, and to vote at, the Annual Meeting. Each share of Common Stock and Series D Preferred Stock entitles the holder thereof to one vote on each matter submitted to stockholders. The Common Stock and the Series D Preferred Stock vote together as a single class. Voting is on a non-cumulative basis. The presence, in person or by proxy, of a majority of shares entitled to vote will constitute a quorum for the meeting.

     The sole matter to be considered by and submitted to the stockholders for voting is the election of two nominees for Class 1 Director. Shares of the Company's Common Stock and Series D Preferred Stock represented by a properly executed Proxy in the accompanying form will, unless contrary instructions are specified in the Proxy, be voted FOR the election of the two (2) nominees identified on the Proxy for Class 1 Director to serve for a term of three (3) years.

     Any Proxy may be revoked at any time before it is voted. A stockholder may revoke the Proxy by notifying the Secretary of the Company either in writing prior to the Annual Meeting or in person at the Annual Meeting, by submitting a Proxy bearing a later date or by voting in person at the Annual Meeting. Election of directors is by plurality vote, with the two persons receiving the highest vote totals to be elected as directors of the Company. Accordingly, abstentions and broker non-votes will not affect the outcome of the election of directors. The Proxy also provides that the persons authorized thereunder may, in the absence of instructions to the contrary, vote or act in accordance with their judgment on any other matters properly presented for action at the Annual Meeting or any adjournment thereof.

     The Company will bear the cost of the solicitation of Proxies by the Board of Directors. The Board of Directors may use the services of its executive officers and certain directors to solicit Proxies from stockholders in person and by mail, telegram and telephone. Arrangements may also be made with brokers, fiduciaries, custodians, and nominees to send Proxies, proxy statements and other material to the beneficial owners of the Common Stock and Series D Preferred Stock held of record by such persons, and the Company may reimburse them for reasonable out-of-pocket expenses incurred by them in so doing.

     The Annual Report to Stockholders for the fiscal year ended December 31, 1997, including financial statements, accompanies this Proxy Statement.

     The principal executive offices of the Company are located at 1700 Corporate Circle, Petaluma, California 94954; the Company's telephone number is
(707) 778-2280.

Independent Public Accountants
     The Board of Directors of the Company has selected Moss Adams, Certified Public Accountants, as independent accountants of the Company for the fiscal year ending December 31, 1998. Stockholders are not being asked to approve such selection because such approval is not required. The audit services provided by Moss Adams consist of examination of financial statements, services relative to filings with the Securities and Exchange Commission, and consultation in regard to various accounting matters. Representatives of Moss Adams are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.


              VOTING SECURITIES AND SECURITY OWNERSHIP OF CERTAIN
                       BENEFICIAL OWNERS AND MANAGEMENT

     The securities entitled to vote at the meeting are the Company's Common Stock, $.01 par value, and the Company's Series D Preferred Stock, $.10 par value. There were 2,282,368 shares of Common Stock and 31,335 shares of Series D Preferred Stock outstanding on the Record Date. Each share of Common Stock entitles its holder to one vote on each matter submitted to stockholders. Each share of Series D Preferred Stock entitles its holder to one vote on each matter submitted to stockholders. The Common Stock and Series D Preferred Stock vote together as a single class. Voting of the shares of Common Stock and Series D Preferred Stock is on a non-cumulative basis.

     The following table sets forth certain information as of June 16, 1998 with respect to the ownership of Common Stock by (i) the persons (including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended), known by the Company to be the beneficial owner of more than five percent of any class of the Company's voting securities, (ii) each director and each executive officer of the Company and (iii) all directors and executive officers as a group. Except to the extent indicated in the footnotes to the following table, each of the individuals listed below possesses sole voting power with respect to the shares listed opposite such individual's name.

Name and Address                         Amount of and Nature
of Beneficial Owner                    of Beneficial Ownership     Percentage of Class
------------------------------------- -------------------------   --------------------
         Bruce A. Wilson                       155,600(1)(2)               6.5%
         1700 Corporate Circle
         Petaluma, CA 94954

         John V. Winfield                      709,600(3)                 27.2%
         2121 Avenue of the Stars
         Los Angeles, CA 90067

         The InterGroup Corporation            374,400(4)                 15.4%
         2121 Avenue of the Americas
         Los Angeles, CA 90067

         Starr Securities, Inc.                131,048(5)                  5.6%
         19 Rector Street
         New York, NY 10006

         Paul Bluhdorn                         181,256(6)                  7.9%
         P.O. Box 7854
         Burbank, CA 91510

         Mark S. Siegel                         70,062(7)                  3.0%
         P.O. Box 7854
         Burbank, CA 91510

         Yvette Bluhdorn                        71,738(7)(8)               3.1%
         P.O. Box 7854
         Burbank, CA 91510

Name and Address                               Amount of and Nature
of Beneficial Owner                          of Beneficial Ownership     Percentage of Class
------------------------------------------- -------------------------   --------------------
         Estate of Ludwig Jesselson                  182,071(9)(10)         7.9%
         1301 Avenue of the Americas
         New York, NY 10019
         Michael Jesselson                            92,062(11)            4.0%
         1301 Avenue of the Americas
         New York, NY 10019
         Ricky Williams                               55,000(12)            2.3%
         1700 Corporate Circle
         Petaluma, CA 94954
         M. Scott Foster                             102,500(13)            4.3%
         1700 Corporate Circle
         Petaluma, CA 94954
         Daniel R. Coleman                            10,000(14)             *
         500 108th Avenue, NE
         Bellevue, WA 98004
         Michael G. Zybala                               --                  --
         2251 San Diego Avenue
         San Diego, CA 92210
         All Directors and Executive                 977,700               34.9%
         Officers as a Group (5 persons in
         number)(1)(2)(3)(12)(13)(14)

------------
 (1) Includes 102,500 vested and presently exercisable options.
 (2) Includes 32,000 restricted shares subject to vesting at the rate of 4,000 shares per year on December 31st in each year.
 (3) Based upon information contained in an Amendment No. 1 to a Schedule 13D dated December 19, 1997 filed on behalf of John V. Winfield, The InterGroup Corporation and Santa Fe Financial Corporation (the "Winfield 13D"). Includes (i) 167,600 shares of Common Stock and Common Stock Purchase Warrants to purchase 150,000 shares of Common Stock owned by John
     V. Winfield, (ii) 224,400 shares of Common Stock and Common Stock Purchase Warrants to purchase 150,000 shares of Common Stock owned by The InterGroup Corporation and as to which Mr. Winfield has shared voting and dispositive power, and (iii) 12,600 shares of Common Stock owned by Santa Fe Financial Corporation and as to which Mr. Winfield has shared voting and dispositive power. Also includes options to purchase 5,000 shares of Common Stock granted to Mr. Winfield upon his election to the Board of Directors pursuant to the Company's Non-Employee Director Plan.
 (4) Based upon information contained in the Winfield 13D, and includes 224,400 shares of Common Stock and 150,000 Common Stock Purchase Warrants owned by The InterGroup Corporation.
 (5) Based  upon  (i)  information  contained  in an amendment to a Schedule 13D dated March 3, 1992 filed on behalf of Starr Securities, Inc. ("Starr") and its shareholders as members of a group (the "Starr 13D") and (ii) records of the Company indicating a transfer by Starr of 12,500 Warrants included in the Starr 13D. Includes 91,628 shares of Common Stock owned of record by Starr. Includes 20,000 Warrants which vested and became exercisable on November 4, 1996. According to the Starr 13D, Starr is a registered broker-dealer and the share ownership reported therein does not include shares held by Starr in its trading account.
 (6) Based on information contained in an amendment to a Schedule 13D dated January 27, 1993 (the "Bluhdorn 13D"), filed on behalf of Paul Bluhdorn, Yvette Bluhdorn and Mark Siegel and the corporate records of the Company. Does not include shares of Common Stock owned by Mrs. Bluhdorn or Mr. Siegel, as to which shares of Common Stock Mr. Bluhdorn disclaims beneficial ownership.

                                       3


 (7) Based on information contained in the Bluhdorn 13D and the corporate records of the Company.
 (8) Based on information contained in the Bluhdorn 13D and the corporate records of the Company. Does not include shares of Common Stock owned by Mr. Bluhdorn and Mr. Siegel as to which shares of Common Stock Mrs. Bluhdorn disclaims beneficial ownership.
 (9) Ludwig Jesselson died on April 3, 1993. Mr. Michael Jesselson is one of four Executors of the Estate of Mr. Jesselson. As Executor, Mr. Michael Jesselson retains the authority with regard to the disposition of the shares.
(10) Based on information contained in an amendment to a Schedule 13D dated September 21, 1995 (the "Jesselson 13D") on behalf of Ludwig Jesselson, Michael Jesselson, and the Estate of Ludwig Jesselson. Includes 175,488 shares of the Company's Common Stock owned by Ludwig Jesselson and 6,583 shares of the Common Stock owned by a trust created under the will of Ludwig Jesselson, of which Michael Jesselson is the former trustee. Does not include 92,062 shares of Common Stock owned by Michael Jesselson, as to which shares of Common Stock the Estate of Ludwig Jesselson disclaims beneficial ownership.
(11) Based on information contained in the Jesselson 13D. Does not include 229,821 shares of Common Stock beneficially owned by the Estate of Ludwig Jesselson, as to which shares of Common Stock Michael Jesselson had disclaimed beneficial ownership. To the extent Michael Jesselson may be a beneficiary under the Estate of Ludwig Jesselson, Michael Jesselson may be considered an indirect beneficial owner of these shares.
(12) Includes 55,000 vested and presently exercisable options.
(13) Includes 102,500 vested and presently exercisable options.
(14) Includes 10,000 vested and presently exercisable options.

Certain Reports

     No person who, during the fiscal year ended December 31, 1997, was a director, officer or beneficial owner of more than ten percent of the Company's Common Stock (which is the only class of securities of the Company registered under Section 12 of the Securities Exchange Act of 1934 (the "Act")) (a "Reporting Person") failed to file, on a timely basis, reports required by
Section 16 of the Act during the most recent fiscal year or prior years. The foregoing is based solely upon a review by the Company of Forms 3 and 4 during the most recent fiscal year as furnished to the Company under Rule 16a-3(d) under the Act, and Forms 5 and amendments thereto furnished to the Company with respect to its most recent fiscal year, and any representation received by the Company from any reporting person that no Form 5 is required.


                           I. ELECTION OF DIRECTORS


General

     The sole matter to be considered and acted upon by the Stockholders at the Annual Meeting is the election of Directors.

     The   Company's  Certificate  of  Incorporation  classifies  the  Board  of
Directors  into  three  classes.  The following table sets forth the persons who currently  serve  as  directors,  the class of Directors in which they serve and the year in which their current term expires.

               Director                  Class     Term Expires
               --------                  -----     ------------
         Bruce A. Wilson ............     1           1998
         M. Scott Foster ............     1           1998
         Daniel R. Coleman ..........     2           2000
         Michael G. Zybala ..........     2           2000
         John V. Winfield ...........     3           1999


     Each of the directors listed above, except for Mr. Winfield and Mr. Zybala, was elected as a director for his current term by a vote of shareholders. Mr. Winfield was elected by the Board to serve as a Class 3 Director in September 1997 and Mr. Zybala was elected by the Board to serve as a Class 2 Director effective June 17, 1998.

     Robert Fagenson resigned as a director of the Company effective April 1, 1998 and Joseph F. Furlong III resigned as a director of the Company effective June 11, 1998. Mr. Fagenson served as a Class 2 Director and Mr. Furlong served as a Class 3 Director. Mr. Zybala has replaced Mr. Fagenson as a Class 2 Director. As of the date hereof, the vacancy in Class 3 created by Mr. Furlong's resignation has not been filled.

     M. Scott Foster, who currently serves as a Class 1 Director, has notified the Company that he will not stand for reelection at the Annual Meeting.

     The Board of Directors has nominated two (2) persons, Bruce A. Wilson and William J. Nance, for election as Class 1 Directors to the Board of Directors for terms expiring at the Annual Meeting in the year 2001. Stockholders will be voting for two (2) directors with terms of three (3) years. The affirmative vote of a plurality of the outstanding shares of Common Stock and Series D Preferred Shares entitled to vote thereon, voting together as a single class at the Annual Meeting, is required to elect the directors. Accordingly, abstentions and broker non-votes will not affect the outcome of the election of directors. Abstentions and broker non-votes will, however, be considered as votes represented at the Annual Meeting for quorum purposes. All proxies received by the Board of Directors will be voted for the election of Messrs. Wilson and Nance as Class 1 Directors if no direction to the contrary is given. In the event that any nominee is unable to serve, the proxy solicited hereby may be voted, in the discretion of the proxies, for the election of another person in his stead. The Board of Directors knows of no reason to anticipate that this will occur. No family relationship exists between any nominee for election as a director.

     Set forth below is a certain biographical information regarding Messrs. Wilson and Nance.

     Bruce A. Wilson, age 46, joined the Company as Vice-President of Operations on October 15, 1987, and has been a Director and President, Chief Financial and Chief Operating Officer of the Company since January 28, 1988. In March 1994, Mr. Wilson assumed the position and responsibilities of Chief Executive Officer of the Company.

     William J. Nance, age 54, is Founder and President of Century Plaza Printers, Inc. He is a certified public accountant and private consultant. Mr.
Nance is also Treasurer and Director of The InterGroup Corporation and a Director of Santa Fe Financial Corporation and Portsmouth Square, Inc, each of which is a public company. Mr. Nance owned no securities of the Company as of the Record Date.

     Set forth below is information regarding the Company's Directors whose terms do not expire at the Annual Meeting.

     Daniel R. Coleman, age 41, has, for the last five years, been a general partner in three limited partnerships that invest in United States equity securities. He also serves as President of Clyde Hill Research, a consulting firm to investment managers.

     Michael G. Zybala, age 46, was elected as a Class 2 Director in June 1998. Since 1993, Mr. Zybala has been General Counsel for Santa Fe Financial Corporation and Portsmouth Square, Inc. He has also served as Vice President and Secretary of those entities since February 1998.

     John V. Winfield, age 51, was elected a Class 3 Director in September, 1997. Mr. Winfield is the Chairman of the Board, President and Chief Executive Officer of The InterGroup Corporation, having first been appointed as such in 1987. InterGroup is a public company traded on the NASDAQ Stock Market. Mr. Winfield also presently serves as Chairman and Chief Executive Officer of Santa Fe Financial Corporation and Portsmouth Square, Inc. See "Certain Relationships and Related Transactions" for further information concerning Mr. Winfield's relationship with the Company.

     Class 2 Directors will serve for a term expiring at the 2000 Annual Meeting of Stockholders and Class 3 Directors will serve for a term expiring at the 1999 Annual Meeting of Stockholders and in each case, until their successors are duly elected and qualified. At each subsequent Annual Meeting of Stockholders, one class of Directors will be elected for a term of three (3) years and until their successors are duly elected and qualified.


Board Meetings, Committees and Compensation

     On April 7, 1995, effective with the listing of the Company's Common Stock on the American Stock Exchange, the Company established an Audit Committee of the Board and a Compensation Committee of the Board. Because of the recent resignation as Directors of Messrs. Fagenson and Furlong, there are currently two vacancies on the Audit Committee (Mr. Wilson being the only remaining member); it is anticipated that two new members will be added to the Audit Committee at the first meeting of the Board of Directors held following the Annual Meeting. The Compensation Committee currently consists of Mr. Coleman. Directors who are employees of the Company do not receive compensation for serving as a Director. Each non-employee Director receives an annual Director's fee of $6,000. In addition, each non-employee Director receives an initial grant of options to purchase 5,000 shares of the Company's Common Stock and 5,000 options on each anniversary date of service as a Director. All options to be issued to non-employee Directors will be exercisable at the fair market value for the Company's Common Stock on the date of grant.

     During the fiscal year ended December 31, 1997, four (4) meetings of the Board of Directors were held and action was taken on three (3) occasions by unanimous written consent of the Board of Directors in lieu of meeting. Each Director of the Company participated in every action taken by unanimous consent in lieu of a meeting during the year. Each Director of the Company attended at least 75% of all meetings of the Board and any committee on which such Director served which were held during the year, except for Robert Fagenson. No additional fee or compensation was paid during fiscal year 1997 to any Director for serving in such capacity or for attending any meetings.

     The Board of Directors recommends that you vote "FOR" Messrs. Wilson and Nance as the nominees for Class 1 Director.

                  EXECUTIVE COMPENSATION AND RELATED MATTERS


Summary Compensation

     The following provides certain information concerning all Plan and Non-Plan (as defined in Item 402 (a)(ii) of Regulation S-B) compensation awarded to, earned by, paid or accrued by the Company during the years ended December 31, 1997, 1996 and 1995 to the Chief Executive Officer and each of the other executive officers of the Company (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE
                                                   Annual Compensation                   Long-Term Compensation
                                       -------------------------------------------   ------------------------------
                                                                                                 Awards
                                                                                     ------------------------------
                                                                        Other                              No. of
                                                                       Annual                            Securities
                                                                       Compen-          Restricted       Underlying
                                          Salary        Bonus          sation              Stock          Options/
 Name and Principal Position   Year        ($)         ($)(1)            ($)           Award(s) ($)       SARs (#)
----------------------------- ------   -----------   ----------   ----------------   ----------------   -----------
Bruce A. Wilson ............. 1997      $150,000          --         $23,526(2)         $14,500(3)         --
 President, Chief Executive,  1996      $150,000      $19,867        $23,720(2)         $15,000(3)         --
 Chief Operating and Chief    1995      $125,000      $43,731        $32,910(2)         $30,500(3)         --
 Financial Officer
Ricky Williams .............. 1997      $ 90,000          --         $ 9,670(4)             --             --
 Vice President of Operations 1996      $ 88,600      $ 9,000        $ 5,642(4)             --             --
                              1995      $ 80,500      $12,500        $ 5,575(4)             --             --
M. Scott Foster ............. 1997      $100,000          --         $24,825(5)             --             --
 Vice-President of Sales and  1996      $100,000      $11,411        $24,825(5)             --             --
 Marketing                    1995      $ 80,000      $57,596        $24,825(5)             --             --

------------
(1) Mr.  Wilson  commenced  serving  as Chief Executive Officer in August, 1994.
    Mr. Wilson receives an incentive bonus based upon the Company's net pre-tax profit before interest expense for each calendar year during the term. The amount of incentive bonus ranges from 8% of the first $100,000 of net pre-tax profit to 3% of the net pre-tax profit in excess of $250,000. Mr. Foster receives an incentive bonus paid quarterly and adjusted annually which is calculated to include (i) 1% of the Company's net shipments on initial orders by new accounts opened by Mr. Foster; (ii) 5% of all net shipments exceeding the prior years shipments by 10% and
    (iii) a percentage of the Company's profits before taxes. See "Employment Agreements."
(2) Includes: (i) for 1997, an automobile allowance of $12,000, the payment of premiums on a term life insurance policy of $2,826 and the payment of taxes on 4,000 shares of restricted Common Stock which vested on December 31, 1997 of $8,700; (ii) for 1996, an automobile allowance of $12,000, the payment of premiums on a term life insurance policy of $2,720 and the payment of taxes on 4,000 shares of restricted Common Stock which vested on December 31, 1996 of $9,000; and (iii) for 1995, an automobile allowance of $12,900, the payment of premiums on a term life insurance policy of $620 and the payment of taxes on 4,000 shares of restricted Common Stock which vested on December 31, 1995 of $20,400.
(3) In April, 1991, Mr. Wilson was granted 60,000 restricted shares vesting at the rate of 4,000 shares per year on December 31 of each year, over a 15 year period subject to certain accelerations. As of December 31, 1997, an aggregate of 28,000 shares have vested. Amounts reported under this column represent the fair market value, without giving effect to the diminution in value attributable to the restriction of such stock, of 4,000 shares of the Company's Common Stock which have vested each year, as valued on December 31 of each year. See "Other Annual Compensation", with respect to the cash payment for taxes attributable to these shares. As of December 31, 1997, the aggregate restricted stock holdings of Mr. Wilson consisted of 52,000 shares valued at $188,500, the market value of these shares as of December 31, 1997, without giving effect to the diminution in value attributable to the restriction of such stock.
(4) Includes: (i) for 1997, an automobile allowance of $9,000 and the payment of premiums on a term life insurance policy of $670; (ii) for 1996, an automobile allowance of $5,040 and the payment of

                                       7


    premiums on a term life insurance policy of $602; and (iii) for 1995, an automobile allowance of $5,040 and the payment of premiums on a term life insurance policy of $535.
(5) Includes: (i) for 1997, an expense allowance of $24,000 and the payment of premiums on a term life insurance policy of $825; (ii) for 1996, an expense allowance of $24,000 and the payment of premiums on a term life insurance policy of $825; and (iii) for 1995, an expense allowance of $24,000 and the payment of premiums on a term life insurance policy of $825.

                           STOCK OPTIONS/SAR GRANTS

     No stock option grants or Stock Appreciation Rights ("SARs") were made during the year ended December 31, 1997 to any of the Named Executive Officers of the Company.


              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                         AND FY-END OPTION/SAR VALUES

     The following table contains information with respect to the named executive officers concerning options held as of the year ended December 31, 1997.

                                                            Number of Securities         Value of Unexercised
                            Shares                         Underlying Unexercised            In-the-Money
                           Acquired                          Options/SARs as of             Options/SARs at
                              on            Value            December 31, 1997           December 31, 1997(1)
           Name            Exercise     Realized ($)     Exercisable/Unexercisable     Exercisable/Unexercisable
------------------------- ----------   --------------   ---------------------------   --------------------------
Bruce A. Wilson .........    --             --                   102,500/--                     --/--
Ricky Williams ..........    --             --                    55,000/--                     --/--
M. Scott Foster .........    --             --                   102,500/--                     --/--

------------
(1) Based upon the average closing bid and asked prices of the Company's Common Stock on December 31, 1997 ($3.625 per share), less the exercise price for the aggregate number of shares subject to the options, none of the Options/SARs are in-the money.

Employment Agreements
     On May 15, 1995, the Company entered into Amended and Restated Employment Agreements with Bruce A. Wilson, its President, Chief Executive, Chief Operating and Chief Financial Officer, and with M. Scott Foster, its Vice President of Sales and Marketing.

     Mr. Wilson's Employment Agreement, as amended and restated, extends the term of Mr. Wilson's employment through December 31, 1999. Mr. Wilson continues to be employed as President, Chief Executive, Chief Operating and Chief Financial Officer of the Company. He received a base salary (the "Base Salary") for the calendar year commencing January 1, 1995 of $125,000 per annum, of which $20,000 was paid in a single lump sum on the 15th day of January, 1995 and the remainder of $105,000 was paid over the course of the year pursuant to the Company's regular payroll periods; for the calendar years 1996 and 1997, the amount of Base Salary was increased to $150,000 per annum, of which $30,000 was paid in a single lump sum on January 15th of each year and the remainder of $120,000 was paid over the course of the year pursuant to the Company's regular payroll periods; for the calendar years 1998 and 1999, the amount of Base Salary is increased to $160,000 per annum, of which $40,000 is to be paid in a single lump sum on January 15th of each year and the remainder of $120,000 is to be paid over the course of the year pursuant to the Company's regular payroll periods. Mr. Wilson is to further receive, for each year of the term, an incentive bonus based upon the Company's net pre-tax profit before interest expense for each calendar year, which incentive bonus ranges from 8% of the first $100,000 of net pre-tax profit to 3% of the net pre-tax profit in excess of $250,000. Mr. Wilson is to receive an automobile allowance of $1,000 per month, a policy of term life insurance in the amount of $500,000 payable to a beneficiary designated by him, and long-term disability insurance. In the event Mr. Wilson is terminated without cause after December 31, 1997, he is to receive a severance benefit of 24 months Base Salary. In the event of a Change in Control in the Company (as defined) and, following such Change in Control, there is a change in the composition of a majority of the Directors comprising the entire Board of Directors immediately prior to the Change in Control, Mr. Wilson may elect, within six months following the change in the composition of the Board of Directors following the Change in Control, to terminate his employment with the Company and, in such case, he is to receive a special severance payment in the form of the Company paying to Mr. Wilson, with respect to all options granted to him prior to May 15, 1995, the differential, if any, between (i) the strike price of Mr. Wilson's options plus $3.20 and (ii) the average of the closing price of the Company's Common Stock for the 10 days preceding the effective date of termination.

     In connection with the amendment and restatement of his Employment Agreement, all options granted to Mr. Wilson have been re-designated as non-incentive stock options and, to the extent such options become vested and are presently exercisable, may be exercised through December 31, 1999, notwithstanding earlier termination of employment. All options granted to Mr. Wilson to date which have not been previously exercised are presently exercisable in full.

     In April, 1991, Mr. Wilson was granted 60,000 restricted shares under the Company's 1991 Senior Management Incentive Plan. These restricted shares are to vest at the rate of 4,000 shares per year over a 15 year period, subject to acceleration of vesting in certain circumstances. Except in the event of acceleration, each year, upon the vesting of each 4,000 shares, the Company is to pay to Mr. Wilson a cash bonus equal to 60% of the market value of the vested shares, for the principal purpose of offsetting taxes attributable to the vesting of the shares. The grant of restricted shares to Mr. Wilson was in furtherance of the desire of the Board of Directors to have Mr. Wilson have a significant stock interest in the Company which would recognize his past performance and incentivize his continued efforts to maximize the value of the Company for all stockholders. As of December 31, 1997, an aggregate of 28,000 restricted shares were vested. In the event of certain Change in Control transactions, all then unvested restricted shares become immediately vested.

     Mr. Foster's Employment Agreement, as amended and restated, extends the term of Mr. Foster's employment through December 31, 1998. Mr. Foster continues to be employed as Vice President of Sales and Marketing of the Company. He received a base salary (the "Base Salary") for the calendar year commencing
January 1, 1995 of $80,000 per annum, payable over the course of the year pursuant to the Company's regular payroll periods. For each of the calendar years 1996, 1997 and 1998, the amount of Base Salary is increased to $100,000 per annum, of which $20,000 is to be paid in a single lump sum on January 15th of each of said years, and the remainder of $80,000 is to be paid over the course of the year pursuant to the Company's regular payroll periods. Mr.
Foster is to further receive, for each year of the term, an incentive bonus as follows: (i) 1% on net shipments on initial orders to personal sales accounts, as defined, (ii) a commission of 5% of the amount on all Company net shipments exceeding the preceding year's net shipments by 10% but not to exceed the sum of $75,000, and (iii) an additional amount of 4% of the Company's net pre-tax profits in excess of $ 100,000 and up to $250,000, 2% of net pre-tax profits in excess of $250,000 up to $750,000 and 1% of net pretax profits in excess of $750,000. Mr. Foster is to receive reimbursement for all travel outside of Northern California, a policy of term life insurance in the amount of $500,000 payable to a beneficiary designated by him, health and longterm disability insurance. In the event Mr. Foster is terminated without cause after December 31, 1997, he is to receive a severance benefit of 24 months Base Salary. In the event of a Change in Control in the Company, as defined, and, following such Change in Control, there is a change in the composition of a majority of the Directors comprising the entire Board of Directors immediately prior to the Change in Control, Mr. Foster may elect, within six months following the change in the composition of the Board of Directors following the Change in Control, to terminate his employment with the Company and, in such case, he is to receive a special severance payment in the form of the Company paying to Mr. Foster, with respect to all options granted to him prior to May 15, 1995, the differential, if any, between (i) the strike price of Mr. Foster's options plus $3.20 and (ii) the average of the closing price of the Company's Common Stock for the 10 days preceding the effective date of termination.

     In connection with the amendment and restatement of his Employment Agreement, all options granted to Mr. Foster have been re-designated as non-incentive stock options and, to the extent such options become vested and are presently exercisable, may be exercised through December 31, 1999, notwithstanding earlier termination of Mr. Foster's employment with the Company. All options granted to Mr. Foster to date which have not been previously exercised are presently exercisable in full.

     On September 8, 1997 the Company extended and modified the Employment Agreement of Mr. Ricky Williams, Vice President of Operations. Mr. Williams' Employment Agreement was extended from December 31, 1997 to December 31, 2000. During the extended term, Mr. Williams' base salary of $90,000 during 1997 is increased by $5,000 in each year of the extended term, provided that the Company has achieved a net pretax profit for the immediately preceding year. Mr. Williams is entitled to elect to receive up to 10% of each year's base salary in January in each year, with the remainder being paid to him over the course of the year pursuant to the Company's regular payroll policies. During the continuation of his employment, Mr. Williams is to receive an automobile allowance of $750 per month and is to be provided with life insurance in the amount of $250,000. In connection with his original Employment Agreement, Mr. Williams was granted options to purchase 30,000 shares of the Company's Common Stock at an exercise price of $4.75 per share, exercisable through December 31, 2000. On November 4, 1993, Mr. Williams was granted options to purchase 30,000 shares of the Company's Common Stock at an exercise price of $6.625 per share, exercisable through December 31, 2000. All options granted to Mr. Williams to date and which have not been previously exercised are presently exercisable in full.

Senior Management Incentive Plan

     The Company's 1991 Senior Management Incentive Plan (sometimes referred to as the "Plan" or the "Management Plan") currently provides for the issuance of up to 465,000 shares of the Company's Common Stock in connection with the issuance of stock options and other stock purchase rights to executive officers, key employees and consultants. To date, options to acquire a total of 390,000 shares and an additional 60,000 restricted shares have been issued under the Plan.

     The Management Plan is intended to attract and retain key executive management personnel whose performance is expected to have a substantial impact on the Company's long-term profit and growth potential by encouraging and assisting those persons to acquire equity in the Company. It is contemplated that only those executive management employees (generally the Chairman of the Board, Vice-Chairman, Chief Executive Officer, Chief Operating Officer, President and Vice-Presidents of the Company) who perform services of special importance to the Company will be eligible to participate under the Management Plan, although other full time employees of the Company are eligible to participate under the Plan. A total of 465,000 shares of Common Stock are currently reserved for issuance under the Management Plan. It is anticipated that awards made under the Management Plan will be subject to three-year vesting periods, although the vesting periods are subject to the discretion of the Administrator of the Board.

     Directors who are not otherwise employed by the Company will not be eligible for participation in the Management Plan.

     The Management Plan provides for four types of awards: stock options, incentive stock rights, stock appreciation rights (including limited stock appreciation rights) and restricted stock purchase agreements, as described below.

     Stock Options. Options granted under the Management Plan may be either incentive stock options ("ISOs") or options which do not qualify as ISOs ("non-ISOs"). ISOs may be granted at an option price of not less than 100% of the fair market value of the Common Stock on the date of grant, except that an ISO granted to any person who owns capital stock representing more than 10% of the total combined voting power of all classes of Common Stock of the Company ("10% stockholder") must be granted at an exercise price of at least 110% of the fair market value of the Common Stock on the date of the grant. The exercise price of the non-ISOs may not be less than 65% of the fair market value of the Common Stock on the date of grant. ISOs granted to persons other than 10% stockholders may be exercisable for a period of up to ten years from the date of grant; ISOs granted to 10% stockholders may be exercisable for a period of up to five years from the date of grant. No individual may be granted ISOs that become exercisable in any calendar year for Common Stock having a fair market value at the time of grant in excess of $100,000. Non-ISOs may be exercisable for a period of up to 13 years from the date of grant.

     Upon termination of employment or consulting services, an optionee will be entitled to exercise the vested portion of an option for a period of up to three months after the date of termination, except that if the reason for termination was a discharge for cause, the option shall expire immediately, and if the reason for termination was for death or permanent disability of the optionee, the vested portion of the option shall remain exercisable for a period of twelve months thereafter.

     Incentive Stock Rights. Incentive stock rights consist of incentive stock units equivalent to one share of Common Stock in consideration for services performed for the Company. If the employment or consulting services of the holder with the Company terminate prior to the end of the incentive period relating to the units awarded, the rights shall thereupon be null and void, except that if termination is caused by death or permanent disability, the holder or his/her heirs, as the case may be, shall be entitled to receive a pro rata portion of the shares represented by the units, based upon that portion of the incentive period which shall have elapsed prior to the death or disability.

     Stock Appreciation Rights (SARs). SARs may be granted to recipients of options under the Management Plan. SARs may be granted simultaneously with, or subsequent to, the grant of a related option and may be exercised to the extent that the related option is exercisable, except that no general SAR (as hereinafter defined) may be exercised within a period of six months of the date of grant of such SAR and no SAR granted with respect to an ISO may be exercised unless the fair market value of the Common Stock on the date of exercise exceeds the exercise price of the ISO. A holder may be granted general SARs ("general SARs") or limited SARs ("limited SARs"), or both. General SARs permit the holder thereof to receive an amount (in cash, shares of Common Stock or a combination of both) equal to the number of SARs exercised multiplied by the excess of the fair market value of the Common Stock on the exercise date over the exercise price of the related option. Limited SARs are similar to general
SARs, except that, unless the Administrator determines otherwise, they may be exercised only during a prescribed period following the occurrence of one or more of the following "Change of Control" transactions: (i) the approval of the Board of Directors of a consolidation or merger in which the Company is not the surviving corporation, the sale of all or substantially all the assets of the Company, or the liquidation or dissolution of the Company; (ii) the commencement of a tender or exchange offer for the Company's Common Stock (or securities convertible into Common Stock) without the prior consent of the Board; (iii) the acquisition of beneficial ownership by any person or other entity (other than the Company or any employee benefit plan sponsored by the Company) of securities of the Company representing 25% or more of the voting power of the Company's outstanding securities; or (iv) if during any period of two years or less, individuals who at the beginning of such period constitute the entire Board cease to constitute a majority of the Board, unless the election, or the nomination for election, of each new director is approved by at least a majority of the directors then still in office.

     The exercise of any portion of either the related option or the tandem SARs will cause a corresponding reduction in the number of shares remaining subject to the option or the tandem SARs, thus maintaining a balance between outstanding options and SARs.

     Restricted Stock Purchase Agreements. Restricted stock purchase agreements provide for the sale by the Company of shares of Common Stock at prices to be determined by the Board, which shares shall be subject to restrictions on disposition for a stated period during which the purchaser must continue employment with the Company in order to retain the shares. Payment can be made in cash, a promissory note or a combination of both. If termination of employment occurs for any reason within six months after the date of purchase, or for any reason other than death or by retirement with the consent of the Company after the six-month period but prior to the time that the restrictions on disposition lapse, the Company shall have the option to reacquire the shares at the original purchase price.

     Upon expiration of the applicable restricted period and the satisfaction of any other applicable conditions, all or part of the restricted shares and any dividends or other distributions not distributed to the holder (the "retained distributions") thereon will become vested. Any restricted shares and any retained distributions thereon which do not so vest will be forfeited to the Company. If prior to the expiration of the restricted period a holder is terminated without cause or because of a total disability (in each case as defined in the Management Plan), or dies, then, unless otherwise determined by the Administrator at the time of the grant, the restricted period applicable to each award of restricted shares will thereupon be deemed to have expired. Unless the Administrator determines otherwise, if a holder's employment terminates prior to the expiration of the applicable restricted period for any reason other than as set forth above, all restricted shares and any retained distributions thereon will be forfeited.

     Accelerating of the vesting of the awards made under the provisions of the Management Plan shall occur on the first day following the occurrence of any of the following: (a) the approval by the stockholders of the Company of an Approved Transaction; (b) a Control Purchase; or (c) a Board Change. An "Approved Transaction" is defined as (A) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of Common Stock would be converted into cash, securities or other property other than a merger of the Company in which the holders of Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or (B) any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company, or (C) the adoption of any plan or proposal for the liquidation or dissolution of the Company.

     A "Control Purchase" is defined as circumstances in which any person (as such term is defined in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), corporation or other entity (other than the Company or any employee benefit plan sponsored by the Company) (A) shall purchase any Common Stock of the Company (or securities convertible into the Company's Common Stock) for cash, securities or any other consideration pursuant to a tender offer or exchange offer, without the prior consent of the Board of Directors, or (B) shall become the "beneficial owner" (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing twenty-five percent (25%) or more of the combined voting power of the then outstanding securities of the Company ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors (calculated as provided in paragraph (d) of such Rule 13d-3 in the case of rights to acquire the Company's securities).

     A "Board Change" is defined as circumstances in which, during any period of two consecutive years or less, individuals who at the beginning of such period constitute the entire Board shall cease for any reason to constitute a majority thereof unless the election, or the nomination for election by the Company's stockholders, of each new director was approved by a vote of at least a majority of the directors then still in office.

Non-Employee Director Plan

     At the Annual Meeting held on August 11, 1995, the Board of Directors presented for approval of the stockholders the Non-Employee Director Stock Option Plan (the "Director Plan"), which approval was granted. The Director Plan provides for the issuance of a maximum of 75,000 shares of Common Stock upon the exercise of stock options granted under the Director Plan. Options may be granted under the Director Plan until August 11, 2005 to (i) non-employee Directors as defined and (ii) members of any advisory board established by the Company who are not full time employees of the Company or any of its subsidiaries. The Director Plan provides that each non-employee Director will automatically be granted an option to purchase 5,000 shares of the Company's Common Stock upon joining the Board of Directors (or, for those persons who are directors on the date of approval of the Director Plan by the Stockholders, on such date), and options to purchase 5,000 shares on each anniversary of the initial date of service or date of approval, as the case may be.

     Under the terms of the Director Plan, the sum of the number of shares to be received upon any grant multiplied by the fair market value of each share at the time of the grant may not exceed $75,000. All awards shall be reduced to the extent that they exceed such amount. The exercise price for options granted under the Director Plan shall be 100% of the fair market value of the Common
Stock on the date of grant (or if there is no closing price for such date of grant, then the last preceding business day on which there was a closing price). The "fair market value" shall mean (i) the closing bid price of a share of Common Stock on the American Stock Exchange ("AMEX") or other national securities exchange; or (ii) if the Company's Common Stock is not listed for trading on the AMEX or other national securities exchange, then the closing bid price of a share of Common Stock on the Nasdaq National Market System or Nasdaq SmallCap Market (together referred to as "NASDAQ"); or (iii) in the event the Common Stock is not traded on either the AMEX or the NASDAQ, the fair market value shall be the price of the Common Stock as reported by the National Quotation Bureau, Inc., or a market maker of the Company's Common Stock; or
(iv) if the Common Stock is not quoted by any of the above, by the Board of Directors acting in good faith. Until otherwise provided in the Director Plan, the exercise price of options granted under the Director Plan must be paid at the time of exercise, either in cash, by delivery of shares of Common Stock of the Company or by a combination of each. The term of each option is five (5) years from the date of grant, unless terminated sooner as provided in the Director Plan. The Director Plan is administered by a committee of the Board of Directors composed of not fewer than two persons who are officers of the Company (the "Committee"). The Committee has no discretion to determine which non-employee director will receive options or the number of shares subject to the option, the term of the option or the exercisability of the option. However, the Committee will make all determinations of the interpretation of the Director Plan. Options granted under the Director Plan do not qualify for incentive stock option treatment.

     As of June 16, 1998 there were outstanding options to purchase 60,000 shares under the Director Plan at exercise prices ranging from $3.44 to $10.50 per share, respectively.

Certain Relationships and Related Transactions

     For  information  concerning  the respective employment agreements of Bruce
A. Wilson, Ricky Williams and M. Scott Foster, see "Employment Agreements with Management."

     For information concerning the issuance of 60,000 restricted shares to Bruce A. Wilson, see "Executive Compensation" and "Senior Management Incentive Plan."

     On September 29, 1997, the Company completed a transaction with John Winfield and The InterGroup Corporation, an affiliate of Mr. Winfield. Pursuant to the transaction, the Company sold 150,000 shares of its Common Stock to Mr. Winfield for an aggregate of $487,500 and sold 150,000 shares of its Common Stock to The InterGroup Corporation for an aggregate of $487,500. As part of the transaction, Mr. Winfield and The InterGroup Corporation were each issued warrants to purchase 150,000 shares each of the Company's Common Stock, of which one-third of such warrants are exercisable at $4.00 per share, one-third at $4.25 per share, and one-third at $4.50 per share. The warrants are exercisable commencing September 29, 1997 and may be exercised through September 29, 2002. Mr. Winfield and The InterGroup Corporation were each accorded certain demand and piggyback registration rights. In connection with the transaction, Mr. Winfield was elected a Class 3 Director and the Company agreed to use its best efforts to cause Mr. Winfield to be elected as a Director through September 29, 2000. Upon his election to the Board, Mr. Winfield was granted 5,000 options to purchase Common Stock under the Director Plan at an exercise price of $3.44 per share.


                             FINANCIAL INFORMATION

     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED DECEMBER 31, 1997 FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE FURNISHED WITHOUT THE ACCOMPANYING EXHIBITS TO STOCKHOLDERS WITHOUT CHARGE
UPON WRITTEN REQUEST THEREFOR SENT TO ANTONIO SANTIAGO, SECRETARY, HEALTHY PLANET PRODUCTS, INC., 1700 CORPORATE CIRCLE, PETALUMA, CALIFORNIA 94954. Each such request must set forth a good faith representation that as of June 16, 1998 the person making the request was the beneficial owner of Common Shares or shares of Series D Preferred Stock entitled to vote at the 1998 Annual Meeting of Stockholders.

                                 OTHER BUSINESS

     As of the date of this Proxy Statement, the foregoing is the only business which the Board of Directors intends to present, and it is not aware of any other matters which may come before the Annual Meeting. If any other matter or matters are properly brought before the Annual Meeting, or any adjournments thereof, it is the intention of the persons named in the accompanying form of Proxy to vote the Proxy on such matters in accordance with their judgment.


                    STOCKHOLDER PROPOSALS FOR 1999 MEETING

     Proposals of Stockholders intended to be presented at the Company's 1999 Annual Meeting of Stockholders must be received by the Company on or prior to February 23, 1999 to be eligible for inclusion in the Company's proxy statement and form of proxy to be used in connection with the 1999 Annual Meeting of Stockholders.



                                        By Order of the Board of Directors




                                        ANTONIO SANTIAGO,
                                        Secretary


Dated: June 23, 1998


     WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE AND RETURN YOUR PROXY PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF IT IS MAILED IN THE UNITED STATES OF AMERICA.

                                                                      APPENDIX A

                         HEALTHY PLANET PRODUCTS, INC.
                         ANNUAL MEETING OF STOCKHOLDERS
                                 August 5, 1998

                                     PROXY


         The undersigned hereby appoints BRUCE A. WILSON and M. SCOTT FOSTER and each of them, proxies, with full powers of substitution to each to vote all shares of Common Stock and Series D Preferred Stock of HEALTHY PLANET PRODUCTS, INC. owned by the undersigned at the Annual Meeting of Stockholders to be held on August 5, 1998 and at any adjournments thereof, hereby revoking any proxy heretofore given. The undersigned instructs such proxies to vote as follows:


     1. Election of Directors

     FOR all Nominees listed             WITHHOLD AUTHORITY
     below (except as marked             to vote for all
     to the contraty below)   [ ]        nominees listed below   [ ]

(Instruction: Please check appropriate box. To withhold authority for any individual nominee, strike a line through the nominee's name in the list below.)

     Nominees:   Class 1

                 Mr. Bruce A. Wilson
                 Mr. William J. Nance

         AND TO VOCE UPON ANY OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF, all as described in the Proxy Statement dated June 23, 1998, receipt of which is hereby acknowledged.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. PLEASE SIGN AND RETURN THE PROXY IN THE ENCLOSED ENVELOPE.

         Either of the proxies, who shall be present and acting, shall have and may exercise all the powers hereby granted.

         IF NO OTHER ELECTION IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE ELECTION FOR THE NOMINEES FOR CLASS ONE DIRECTOR.

         Said proxies will use their discretion with respect to any other matters which properly come before the meeting.


                                         Dated: __________________________, 1998

                                         _______________________________________
                                         Signature

                                         _______________________________________
                                         Print Name

                                         (Please  date and sign  exactly as name
                                         appears  at left.  For joint  accounts,
                                         each   joint   owner    should    sign,
                                         Executors,  administrators,   trustees,
                                         etc.,  should  also  so  indicate  when
                                         signing.)